Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ping Identity Holding Corp. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ping Identity Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
May 20, 2022